EXHIBIT 23 (i) - INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of OmniComm Systems, Inc. on Form S-8 of our report dated January 26, 2000, appearing in this Registration Statement by incorporation of Form 10-KSB dated December 31, 1999.

Greenberg & Company LLC
Springfield, NJ

November 28, 2000